UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2012

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Hercules Offshore, Inc. (the “Company”) today announced that the Mako, a 175’ class liftboat in Nigeria, was engulfed by a fire that originated on a third-party rig, the KS Endeavor, during the early morning hours on January 16, 2012. The Mako was providing excess storage services adjacent to the KS Endeavor drilling rig at the time of the incident. The incident occurred off the coast of Nigeria, approximately 250 kilometers west of Port Harcourt. All 27 personnel aboard the Mako were safely rescued and transported to a local clinic for medical evaluation and treatment. No major injuries have been reported.

At this time, the Company has not been able to confirm the extent of the damage to the Mako, although visual indication from Company employees at the site indicated that the vessel sustained significant damage. The vessel has an insured value of $8.0 million, subject to a $1.0 million deductible. The deductible would not apply in the event the vessel is a total loss. The Company also carries removal of wreck insurance, subject to a $250,000 deductible.

The Company has notified the appropriate authorities, including the United States Coast Guard.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: January 17, 2012	By:	/s/ James W. Noe
James W. Noe
Senior Vice President, General Counsel and Chief Compliance Officer